Exhibit 99.1
Chirantan “CJ” Desai Appointed to
MSCI Inc. Board of Directors

New York, NY – March 11, 2024 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced today that Chirantan “CJ” Desai, the President and Chief Operating Officer of ServiceNow, Inc. (“ServiceNow”), has been appointed to serve as an independent director on MSCI’s Board of Directors (the “Board”), effective today. Mr. Desai will serve as a member of the Strategy and Finance Committee of the Board. Following the appointment of Mr. Desai, the Board will be comprised of 13 directors.

“As MSCI actively invests in further accelerating our technology-driven and AI-powered approaches to servicing our clients, CJ will bring extensive expertise in these areas to MSCI’s Board,” said Henry A. Fernandez, MSCI’s Chairman and Chief Executive Officer. “His experience as the President and Chief Operating Officer of one of the world’s leading enterprise software companies, overseeing products, platform, AI, design, engineering, cloud infrastructure and customer success will allow him to offer invaluable insight. CJ joins a strong board with deep expertise across the investment and technology industries, and we look forward to his contributions,” added Mr. Fernandez.

“MSCI is one of the foremost innovators in the investment industry, helping clients address the challenges of a transforming investment landscape. I am excited to join the Board at this critical juncture, as MSCI develops the tools and solutions for the next evolution of global investing, supported by cutting-edge technology,” said Mr. Desai. “I look forward to working closely with the Board and management to continue delivering success for our clients and driving meaningful value for our shareholders.”

Chirantan “CJ” Desai currently serves as President and Chief Operating Officer at ServiceNow (NYSE:NOW). He leads enterprise-wide operations to ensure business rigor — from innovation to execution. Prior to joining ServiceNow, Mr. Desai was the president of the Emerging Technologies Division at EMC where he had a full P&L responsibility for emerging technology products with a focus on launching and growing new businesses. From November 2004 to September 2013, Mr. Desai held several senior leadership roles at Symantec Corporation, including executive vice president of Information Management and senior vice president of Endpoint and Mobile Security. Mr. Desai began his career with Oracle Corp and was a key member of the team that launched Oracle’s first cloud service. Mr. Desai has a Master’s degree in Computer Science and an MBA from the University of Illinois at Urbana-Champaign.

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About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data, and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.